Exhibit 10.1
Option Agreement


                             OPTION AGREEMENT


THIS AGREEMENT is dated for reference the 4th day of October, 2002.


BETWEEN:

               TERRY LONEY An Ontario resident with an address at 326 Penman Avenue
               Garson, Ontario  P3L 1S5


               (the "Optionor")
                                                          OF THE FIRST PART

AND:
               MANCHESTER INC.
               a Nevada corporation with its registered address at Suite 880, 50 West Liberty Drive
               Reno, Nevada  89501

               ("Manchester")
                                                             OF SECOND PART


WHEREAS:

A. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B. Manchester wishes to acquire the option to acquire a 80% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 In this Agreement, the following terms will have the meaning set forth below:

     (A) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the
          Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

     (B)  "Property" means and includes:

          (i) the mining claims in the Sudbury Mining District, Ontario, Canada listed in Schedule A to this Agreement; and

    (ii) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

     (C) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

     (i) the cost of entering upon, surveying, prospecting and drilling on the Property;

    (ii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

   (iii) all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

   (iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

          (v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

  (vi) the cost of construction and maintenance of camps required for Exploration and Development;

 (vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

 (viii) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

 (ix) all costs of consulting and other engineering services including report preparation;

 (x) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

(xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

2.   OPTION

2.1 The Optionor hereby grants to Manchester the exclusive right and option to acquire an undivided 80% right, title and interest in and to the
     Property (the "Option") for total consideration consisting of a 1% Net Smelter Return attached as schedule "C" hereto, cash payments to the Optionor totalling $8,000 US and the incurrence of Property Expenditures totalling $209,800 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $8,000 US;

     (B) by October 31, 2003, the incurrence of Property Expenditures in the amount of $23,800 US;

     (C)       by October 31, 2004, the incurrence of Property Expenditures in
       the  further      amount of $186,000 US for total aggregate Property
       Expenditures of $209,800 by October 31, 2004, provided that any Property Expenditures incurred prior to October 31, 2003 which are in excess of $23,800 will be applied to the further required amount of $186,000.

Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Manchester shall have acquired an undivided 80% right, title and interest in and to the Property.

This Agreement is an option only and the doing of any act or the making of any payment by Manchester shall not obligate Manchester to do any further acts or make any further payments.

3.   TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Manchester shall be entitled to record this Agreement against title to the Property.

3.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, the Optionor shall deliver to Manchester a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Manchester's lawyers, for the transfer of an undivided 80% interest in the Property to Manchester.

4.   JOINT VENTURE

4.1 Upon Manchester acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Manchester agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

5.
     RIGHT OF ENTRY

5.1 During the currency of this Agreement, Manchester, its servants, agents and workmen and any persons duly authorised by Manchester, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Manchester in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

6.   COVENANTS OF MANCHESTER

6.1  Manchester covenants and agrees that:

     (A) during the term of this Agreement, Manchester shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

  B) Manchester shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

C) during the term of the option herein, Manchester shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Manchester shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

(D) Manchester shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the
          Optionor;

(E) Manchester shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Manchester, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Manchester shall not be liable for, any injury incurred while on the Property, howsoever caused;

(F) Manchester shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Manchester in connection with its operations on the Property;

(G) Manchester shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Manchester on the Property, including any liability of an environmental nature.

7.   REPRESENTATIONS AND WARRANTIES

7.1  The Optionor hereby represents and warrants that:

     (A) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

     (B) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

(C) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (D) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.2  Manchester hereby represents and warrants that:

     (A) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (B) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

8.   ASSIGNMENT

8.1 With the consent of the other party, which consent shall not be unreasonably withheld, Manchester and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

9.   CONFIDENTIALITY OF INFORMATION

9.1 Each of Manchester and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.  TERMINATION

10.1 Until such time as Manchester has acquired an undivided 80% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

     (A) upon the failure of Manchester to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph
          2.1;

     (B) in the event that Manchester, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

     (C) in the event that Manchester shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Manchester of written notice from the Optionor of such default, Manchester has not:

(i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (ii) given the Optionor notice that it denies that such default has occurred.

(D)  delivery of notice of termination by Manchester pursuant to Paragraph
          2.1 in the event the Geological Report is not acceptable;

(E) the inability of Manchester to complete the private placement referred to in Paragraph 2.1(c).

In the event that Manchester gives notice that it denies that a default has occurred, Manchester shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.2 Upon termination of this Agreement under Paragraph 10.1, Manchester shall:

     (A) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

   (B) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Manchester or, to the extent within Manchester's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

 (C) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

10.3 Upon   the  termination  of  this  Agreement  under  Paragraph   10.1,
     Manchester shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

10.4 Upon termination of this Agreement, Manchester shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11.  FORCE  MAJEURE

11.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.  REGULATORY APPROVAL

12.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

13.  NOTICES

13.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In the case of the Optionor:       Terry Loney
                                   326 Penman Avenue
                                   Garson, Ontario
                                   Canada  P3L 1S5

                                   Telecopier: (705) 693-7705

     In the case of Manchester :        Manchester Inc.
                                   #200-675 West Hastings Street
                                   Vancouver, BC
                                   Canada  V6B 1N2

Telecopier: (604) 681-7622


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

14.  GENERAL TERMS AND CONDITIONS

14.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.3 Time shall be of the essence of this Agreement.

14.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.6 Wherever   possible,  each  provision  of  this  Agreement  shall   be
     interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.


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14.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


TERRY LONEY

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



MANCHESTER INC.
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory




                               SCHEDULE "A"






PROPERTY DESCRIPTION

                G.P.S. CO-ORDINATES:  5166000N and 522000E
                          SUDBURY MINING DISTRICT
                                  ONTARIO
                                  CANADA

List of Claims




     CLAIM NUMBERS            TOWNSHIP/AREA          CURRENT EXPIRY DATE

    3004260 - 9 UNITS           MACLENNAN          AUGUST 24, 2004
    3004261 - 2 UNITS           MACLENNAN          AUGUST 24, 2004





















                         SCHEDULE "B"


                    JOINT VENTURE AGREEMENT







































                               SCHEDULE "C"



                            NET SMELTER RETURNS



For the purposes of this agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Manchester from the sale by Manchester of minerals mined and removed from the Property, after deduction of the following:

     (a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser;
       provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Manchester, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

     (b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

     (c) ad valorem taxes and taxes based upon production, but not income taxes.

In the event Manchester commingles minerals from the Property with minerals from other properties, Manchester shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.